Exhibit 99.1

Provident Bancorp, Inc. Reports Earnings of the September 30, 2015 Quarter

Company Release – 10/21/15

Amesbury, Massachusetts — Provident Bancorp, Inc. (the “Company”) (NasdaqCM: PVBC), the holding company for The Provident Bank (the “Bank”), reported net income for the three months ended September 30, 2015 of $130,000 compared to $1.3 million for the three months ended September 30, 2014. Net income for the nine months ended September 30, 2015 is $2.4 million compared to $3.5 million for the nine months ended September 30, 2014.

David P. Mansfield, Chief Executive Officer, said, “As a result of our stock offering, net income for the three months ended September 30, 2015 was negatively impacted by the one-time donation of $2.2 million ($1.4 million after tax impact) to our Charitable Foundation. We continue to focus on net interest margin and I am happy to report that net interest margin has increased 13 basis points from 3.42% for the nine months ended September 30, 2014 to 3.55% for the nine months ended September 30, 2015. Total assets as of September 30, 2015 are $699 million, an increase of $40.5 million or 6.2% compared to total asset of $659 million as of December 31, 2014. Year-to-date loan growth is strong with an increase in net loans of $27.6 million or 5.59% to $521.8 million as of September 30, 2015. Loan increases are primarily due to commercial real estate, commercial, and construction loan increases of $18.8 million, $9.7 million and $9.1 million, respectively. The loan increase was offset by a reduction in residential real estate of $8.9 million. Additionally, asset quality has improved over the last nine months with non-performing assets as a percentage of total assets at 0.44% at September 30, 2015 compared to 0.77% at December 31, 2014. Deposits have grown $21.2 million or 3.9% to $558.1 million. The increase is primarily core deposit growth of $29.0 million offset by a decrease in time deposits of $7.8 million.”

About Provident Bancorp, Inc.

Provident Bancorp, Inc is the holding company for The Provident Bank. The Bank, with branch offices in Amesbury and Newburyport, Massachusetts, and Portsmouth, Exeter, Seabrook, and Hampton, New Hampshire, is a commercial bank that exists to positively impact the vitality of the communities we serve. We are committed to finding ways of impacting the success of the highest number of small and medium size businesses within our community by providing customized financial/banking solutions. To learn more about The Provident Bank, visit www.theprovidentbank.com or call 877-487-2977.

Forward-looking statements

This news release may contain certain forward-looking statements, such as statements of the Company’s or the Bank’s plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as, “expects,” “subject,” “believe,” “will,” “intends,” “will be” or “would.” These statements are subject to change based on various important factors (some of which are beyond the Company’s or the Bank’s control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management’s analysis of factors only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrower to repay their loans, the ability of the Company or the Bank to effectively manage its growth and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents of the Company files from time to time with the Securities and Exchange Commission, including Current Reports on Form 8-K.

Provident Bancorp, Inc.

Carol Houle, 978-834-8534

Executive Vice President/CFO

choule@theprovidentbank.com

Source: Provident Bancorp, Inc

Provident Bancorp, Inc.
Consolidated Balance Sheet

	At	At
	September 30,	December 31,
(In thousands)	2015	2014
	(unaudited)
Assets
Cash and due from banks	$9,469	$7,533
Interest-bearing demand deposits with other banks	16,672	1,311
Money market mutual funds	216	714
Cash and cash equivalents	26,357	9,558
Investments in available-for-sale securities (at fair value)	67,042	76,032
Investments in held-to-maturity securities (fair values of $46,778 as of September 30, 2015 and $47,435 as of December 31, 2014)	45,194	45,559
Federal Home Loan Bank stock, at cost	3,642	3,642
Loans, net	521,785	494,183
Bank owned life insurance	15,879	12,144
Premises and equipment, net	10,203	10,503
Accrued interest receivable	2,001	2,056
Deferred tax asset, net	4,053	3,632
Other assets	2,956	1,297
Total assets	$699,112	$658,606

Liabilities and Equity
Deposits:
Noninterest-bearing	$153,324	$128,407
Interest-bearing	404,775	408,527
Total deposits	558,099	536,934
Federal Home Loan Bank advances	17,412	39,237
Other liabilities	6,587	6,644
Total liabilities	582,098	582,815
Equity:
Preferred stock; authorized 50,000 shares: senior non-cumulative perpetual, Series A, no par, 17,145 shares issued and outstanding at September 30, 2015 and December 31, 2014; liquidation value $1,000 per share	17,145	17,145
Common stock, no par value: 30,000,000 and 275,000 shares authorized as of September 30, 2015 and December 31, 2014, respectively; 9,498,722 and 275,000 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	-	-
Additional paid-in capital	43,128	275
Retained earnings	58,477	55,959
Accumulated other comprehensive income	1,716	2,412
Unearned compensation - ESOP 357,152 and 0 shares at September 30, 2015 and December 31, 2014, respectively	(3,452)	-
Total equity	117,014	75,791
Total liabilities and equity	$699,112	$658,606

Provident Bancorp, Inc.
Consolidated Income Statements

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2015	2014	2015	2014
		(unaudited)
Interest and dividend income:
Interest and fees on loans	$5,634	$5,051	$16,294	$14,625
Interest and dividends on securities	798	827	2,453	2,571
Interest on interest-bearing deposits	16	1	27	4
Total interest and dividend income	6,448	5,879	18,774	17,200
Interest expense:
Interest on deposits	410	437	1,227	1,307
Interest on Federal Home Loan Bank advances	157	141	437	427
Total interest expense	567	578	1,664	1,734
Net interest and dividend income	5,881	5,301	17,110	15,466
Provision for loan losses	174	187	645	921
Net interest and dividend income after provision for loan losses	5,707	5,114	16,465	14,545
Noninterest income:
Service charges on deposit accounts	105	40	188	121
Service charges and fees - other	468	460	1,289	1,331
Gain on sales, calls and donated securities, net	215	-	317	424
Other income	372	418	1,049	1,082
Total noninterest income	1,160	918	2,843	2,958
Noninterest expense:
Salaries and employee benefits	3,016	2,663	8,681	7,678
Occupancy expense	383	336	1,170	1,001
Equipment expense	132	122	400	458
FDIC assessment	93	86	283	256
Data processing	142	146	415	394
Marketing expense	18	8	144	130
Professional fees	217	151	662	469
Charitable Foundation Expense	2,150	-	2,150	-
Other	719	713	2,310	2,511
Total noninterest expense	6,870	4,225	16,215	12,897
(Loss) Income before income tax (benefit) expense	(3)	1,807	3,093	4,606
Income tax (benefit) expense	(133)	556	721	1,058
Net income	$130	$1,251	$2,372	$3,548

Income (loss) per share:
Basic	N/A	N/A	N/A	N/A
Diluted	N/A	N/A	N/A	N/A

Weighted Average Shares:
Basic	N/A	N/A	N/A	N/A
Diluted	N/A	N/A	N/A	N/A

Provident Bancorp, Inc.
Selected Financial Ratios

	At or for the Three		At or for the Nine
	Months Ended		Months Ended
	September 30,		September 30,
(unaudited)	2015	2014	2015	2014

Performance Ratios:
Return on average assets (1)	0.07%	0.78%	0.47%	0.74%
Return on average equity (1)	0.50%	6.77%	3.66%	6.55%
Interest rate spread (1) (3)	3.34%	3.33%	3.39%	3.28%
Net interest margin (1) (4)	3.53%	3.48%	3.55%	3.42%
Non-interest expense to average assets (1)	3.91%	2.63%	3.20%	2.70%
Efficiency ratio (5)	97.57%	67.94%	81.27%	70.00%
Average interest-earning assets to average interest-bearing liabilities	155.45%	138.59%	146.33%	136.33%
Average equity to average assets	14.94%	11.49%	12.80%	11.35%

	At	At	At
	September 30,	December 31,	September 30,
(unaudited)	2015	2014	2014
Asset Quality Ratios:
Allowance for loan losses as a percent of total loans (2)	1.46%	1.44%	1.43%
Allowance for loan losses as a percent of non-performing loans	249.97%	142.15%	111.00%
Non-performing loans as a percent of total loans (2)	0.59%	1.01%	1.29%
Non-performing loans as a percent of total assets	0.44%	0.77%	0.94%
Non-performing assets as a percent of total assets (6)	0.44%	0.77%	0.94%

References which should accompany the table when input into the document:

(1)	Annualized
(2)	Loans are presented before the allowance but include deferred costs/fees. Loans held-for-sale are excluded.
(3)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income as a percent of average interest-earning assets.
(5)	Represents noninterest expense divided by the sum of net interest income and noninterest income.
(6)	Represents non-accrual loans plus loans accruing but 90 days or more overdue and OREO